UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 27, 2017

ULURU Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-49670	41-2118656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4452 Beltway Drive
Addison, Texas 75001
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 905-5145

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 27, 2017, ULURU Inc. (the “Company”) entered into a Note, Warrant and Preferred Stock Purchase Agreement (the “Purchase Agreement”) with Velocitas Partners, LLC and an affiliated entity (“Velocitas") under which the Company is expected to receive $3,000,000 in gross proceeds, and may receive proceeds of up to $6,000,000, in two closings scheduled to occur prior to the end of March 2017 (the “Financing”).

The first closing, which occurred on February 27, 2017, included the purchase by Velocitas at face value of a $500,000 Secured Convertible Promissory Note (the “Initial Note”) with the Initial Note accruing interest at 12.5% per annum and having a term of two years (subject to acceleration under certain circumstances).  The Initial Note is convertible into shares of common stock at a conversion price of $0.04 per share, subject to equitable adjustments.  The Initial Note is secured by all of the assets of the Company and its subsidiaries pursuant to a Security Agreement executed at the initial closing.

The Purchase Agreement anticipates a second closing occurring within 30 days of the initial closing, subject to conditions precedent described therein.  The Purchase Agreement provides that, at the second closing, (a) Velocitas shall purchase at face value an additional $500,000 Secured Convertible Note on terms similar to the Initial Note (the “Second Note”), and (b) one or more affiliates of Velocitas will purchase Series B Convertible Preferred Stock of the Company for net proceeds of not less than $2,000,000 nor more than $5,000,000, with such dollar amount to be designated by the purchasers prior to the second closing, at an as-converted-to-common stock purchase price of $0.04 per share (the “Equity Offering”).

The Series B Convertible Preferred Stock, if and when created and issued in connection with the second closing, will (a) vote together with the common stock as a single class (subject to standard protective provisions for the Series B Convertible Preferred Stock), (b) have the same dividend rights as the Common Stock, (c) have a liquidation preference equal to the greater of its purchase price and its as converted-to-common stock value, and (d) automatically convert into common stock if the number of authorized shares of common stock is increased within 190 days of the second closing as necessary to permit all outstanding convertible or exercisable securities (including the Series B Convertible Preferred Stock) to convert to common stock.

As a condition and incentive for the financing, the Company has agreed to issue to Velocitas at the second closing a warrant to purchase up to 57,055,057 shares of common stock (the “Warrant”).  The Warrant has an exercise price of $0.04 per share, a 10-year term and is subject to cashless exercise. In addition, at the second closing, the Company has agreed to acquire the Altrazeal distributor agreements Velocitas has with its sub-distributors in exchange for the issuance of 13,375,000 shares of common stock (the “Assignment Shares”).

If the gross proceeds from the Equity Offering are less than $4,000,000 (with such deficit being referred to as “Proceeds Gap”), the Company is obligated to seek capital, in an amount at least equal to the Proceeds Gap, from third parties in a private placement over the next 180 days.  Velocitas negotiated with the Company to establish the $0.04 per share price for the shares of Common Stock underlying the Series B Convertible Preferred Stock.  After this price negotiation was completed, Bradley J. Sacks, Chairman of the Board of Directors, was requested to provide a backstop for the Equity Offering to ensure that the Company raised sufficient capital to effect its current business plan.  If the Company is unable to raise additional capital at least equal to the Proceeds Gap from third parties, pursuant to a Backstop Agreement, Mr. Sacks has agreed that he or his affiliates will purchase a number of shares of common stock, at a price of $0.04 per share (equal to the price being paid by Velocitas for the shares underlying the Series B Convertible Preferred Stock), with a purchase price equal to the Proceeds Gap.

In addition, the Company, Velocitas and certain affiliates signed a Voting Agreement pursuant to which the parties agreed to set the size of the Board of Directors at six directors, and agreed to vote for the election to the Board of Directors of four persons designated by Velocitas (initially to be Anish Shah, Oksana Tiedt, Vaidehi Shah and Arindam Bose), one director designated by Bradley J. Sacks and one additional director designated by a major investor or by the Board of Directors.  In addition, the parties to the voting agreement have agreed to vote in favor of a proposal to amend the Company’s articles of incorporation to increase the authorized shares as required to permit the conversion of the Series B Convertible Preferred Stock.  The effectiveness of the voting agreement is conditioned upon the second closing, and any purchasers of Series B Preferred Stock will join the voting agreement at that time.

 In addition, the Company, Velocitas and certain affiliates entered into an Investor Rights Agreement that provides the parties thereto with demand, demand Form S-3 and piggy back registration rights, Rule 144 information rights, and right of first offer (or preemptive right) in connection with future sales of securities by the Company (subject to standard exceptions).  The Investor Rights Agreement includes indemnification obligations associated with the registration rights.   Michael I. Sacks and Bradley Sacks and affiliates are parties to the Investor Rights Agreement, in part in exchange for the termination by certain of such persons and The Punch Trust of a Registration Rights Agreement dated as of January 31, 2014.

The foregoing summary of the principal terms of certain agreements and instruments is not complete and is qualified in its entirety by the actual terms and conditions of that agreement or instrument, a copy of which the Company is filing herewith or will be filed in connection with the second closing.  The representations, warranties, and other terms contained in the Purchase Agreement and other agreements were made solely for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations and exceptions agreed upon by the contracting parties.  The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to such agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.02 with respect to the Initial Note, the Second Note and the Security Agreement is incorporated herein by this reference.

Item 3.02	Unregistered Sale of Equity Securities

The Initial Note, the Second Note, the Series B Convertible Preferred Stock, the shares of common stock issuable upon exercise or conversion thereof and the Assignment Shares are being issued in reliance upon the exemptions for sales of securities not involving a public offering, as set forth in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D promulgated thereunder, based upon the following: (a) each investor has confirmed it is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to the offering; (c) the Investors were provided with certain disclosure materials and all other information requested with respect to the Company; (d) the Investors acknowledged that the securities being purchased were “restricted securities” for purposes of the Securities Act and agreed to transfer the underlying securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; (e) a Form D is being filed with the Commission; and (f) the Shares are subject to restrictions on transfer, except to the extent that such shares may immediately be resold pursuant to an effective registration statement or Rule 144 under the Securities Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As required by the Purchase Agreement, at the initial closing, the Company appointed Ms. Vaidehi Shah to serve as the Company’s Chief Executive Officer and to also serve as a member of the Company’s Board of Directors.  Ms. Shah’s initial compensation will be $100,000 per year.

Ms. Shah, 40, has over sixteen years of business management and investment experience.  As Founder and Managing Director of Velocitas Healthcare, Ms. Shah developed a global distribution platform for small and medium sized enterprises with innovative medical devices spanning over 50 countries. She also serves as Managing Partner of TEAMFund, an impact investment enterprise that invests in innovative medical technologies that address unmet health needs in the world’s most underserved areas including India and Sub-Saharan Africa. Ms. Shah also acted as Chief Executive Officer of the Daotec Group, an Austrian technology business offering communications and mobile payment services in over sixty countries. During her three years at Daotec, she led its transformation from a telecom services provider into an international, financially regulated payment service institution.

Prior to founding Velocitas, Ms. Shah spent over a decade as an investment professional at leading financial institutions such as Goldman Sachs, The Carlyle Group, Eton Park and the World Bank where she executed public and private debt and equity investments. During this time, she also helped accelerate growth at a number of her investee companies by devising and implementing new financial and business strategies.  Ms. Shah also serves as a Regional Director of the Harvard Healthcare Alumni Association in Austria. She received her M.B.A. from Harvard Business School and graduated summa cum laude and Phi Beta Kappa from Wellesley College, with a B.A. in Mathematics and Economics.

Upon the closing of the Equity Offering, the Company has agreed that both Mr. Anish Shah and Ms. Oksana Tiedt will join the Company to serve as part of the Company’s executive management team and together with Mr. Arindam Bose will also join the Company’s Board of Directors.

Concurrent with the initial closing and as a condition of the Financing, the Company received resignation notices from Helmut Kerschbaumer, the Company’s Interim President, Chief Executive and Director, and Klaus Kuehne, a member of the Company’s Board of Directors.

Item 7.01	Regulation FD Disclosure

On February 28, 2017, the Company issued a press release announcing the execution of the Note, Warrant and Preferred Stock Purchase Agreement.  A copy of the press release is attached hereto as Exhibit 99.1.

The information set forth in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Note, Warrant and Preferred Stock Purchase Agreement, dated February 27, 2017 by and between ULURU Inc. and Velocitas Partners, LLC

10.2	Secured Convertible Promissory Note, dated February 27, 2017 in favor of Velocitas Partners, LLC

10.3	Security Agreement, dated February 27, 2017 among ULURU Inc., the subsidiaries of the ULURU Inc. and Velocitas Partners, LLC

10.4	Voting Agreement, dated February 27, 2017 among ULURU Inc., Velocitas Partners, LLC and certain parties thereto

10.5	Investor Rights Agreement, dated February 27, 2017 among ULURU Inc., Velocitas Partners, LLC and certain parties thereto

10.6	Backstop Agreement, dated February 27, 2017 among ULURU Inc., Bradley J. Sacks and Velocitas Partners, LLC

99.1	Press Release, dated February 28, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULURU Inc.

Date: March 1, 2017	By:	/s/ Terrance K. Wallberg
Terrance K. Wallberg
Vice President and Chief Financial Officer